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                                                                  EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 5 to the Registration Statement No. 333-28609 of Avis Rent A Car, Inc. on Form S-1 of our report dated May 12, 1997 (August 20, 1997 as to Note 15), appearing in the Prospectus, which is part of this Registration Statement and of our report dated May 12, 1997 (August 20, 1997 as to Note 15) relating to the financial statement schedule appearing elsewhere in this Registration Statement.


We also consent to the reference to us under the heading "Experts" in such Prospectus.

Deloitte & Touche LLP


New York, New York
September 22, 1997